UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55843	80-0806545
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA USA (408) 324-0588	95131
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Japanese Depositary Shares, each representing one share of Common Stock, $0.0001 par value per share	M-6697	Tokyo Stock Exchange (Growth Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information under the caption “Non-GAAP Financial Information” in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

The Tanshin is substantially the same as the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 for Techpoint, Inc. (the “Company”), except the following supplemental information is provided:

•

Financial Results Forecast - In the Tanshin, the Company included the financial result forecast for the year ending December 31, 2023. The forecasted financial results in the tables below did not change as compared to the forecasted financial results for the year ending December 31, 2023 presented in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023.

The following table contains the forecasted financial results for the year ending December 31, 2023 (in thousands, except for per share amounts). The Company’s forecasts are made in U.S. dollars.:

Year Ending December, 31	Revenue	Income from operations	Income before income taxes	Net income	Non-GAAP Net Income (1)
2023	$62,812	$16,010	$18,010	$16,209	$17,840

Year Ending December 31,	Basic EPS (1)	Diluted EPS (1)	Non-GAAP Basic EPS	Non-GAAP Diluted EPS
2023	$0.89	$0.87	$0.98	$0.95

(1)

The forecasted basic and diluted Earnings Per Share, or EPS, for the year ending December 31, 2023 was computed using a forecasted weighted average shares outstanding for the year ending December 31, 2023. The forecasted non-GAAP figures exclude stock-based compensation of $1.8 million net of the related income tax impact based on an assumed 10% effective tax rate.

Forecast for the Fiscal Year Ending December 31, 2023

After careful consideration of current uncertainties in the global economy, instabilities in global politics, the COVID-19 pandemic and semiconductor manufacturing constraints, the Company is providing its financial forecast for the year ending December 31, 2023, as follows.

The overall worldwide semiconductor demand is widely predicted to remain slow in 2023 due to inventory corrections in most of the market segments. The Company is also experiencing soft demand in the first half of 2023, but is seeing a small sign of recovery in the second half of the year. The Company forecasts its revenue for the second quarter to be approximately $15.2 million, a decrease of 10.7% year over year and an increase of 7.7% quarter over quarter.  The 2023 revenue forecast remains unchanged at this time; however, it may change favorably depending on the adoption rate and timing by customers of new product lines such as CMOS Image Sensor and Door Phone.  The adoption rate and timing of the new product lines remain uncertain at this time due to in-process inventory adjustments at customer sites. The Company will seek to make timely disclosures after this visibility improves.

<Company’s Guidance of Q2 2023 financials>

Revenue: Approximately $15.2 million

Operating Profit: Approximately $3.8 million

Income before taxes:  Approximately $4.3 million

GAAP Net Income: Approximately $3.8 million

Non-GAAP Net Income: Approximately $4.2 million

Non-GAAP Basic EPS: Approximately $0.23

Covid-19 Considerations - - Since it is still difficult to predict the continuing impact of the COVID-19 pandemic and related effects, the Company has calculated its forecast figures based on the assumption that the COVID-19 pandemic will continue to have the same level of impact during fiscal year 2023 as it does at present.

•

Non-GAAP Financial Information - In the Tanshin, the Company presents non-GAAP income from operations and non-GAAP net income based on the exclusion of stock-based compensation expense and the related tax impact.

The following tables contain a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands):

Three Months Ended March 31, 2023	Income from operations	Net income
GAAP	$3,303	$3,376
Stock-based compensation expense	362	362
Adjustment for taxes (1)	—	(39)
Non-GAAP income	$3,665	$3,699

(1) Adjustment for taxes based on a 10.74% effective tax rate, which is the Company’s assumed effective tax rate for fiscal 2023 as of March 31, 2023.

Three Months Ended March 31, 2022	Income from operations	Net income
GAAP	$4,829	$4,377
Stock-based compensation expense	515	515
Adjustment for taxes (1)	—	(45)
Non-GAAP income	$5,344	$4,847

(1) Adjustment for taxes based on a 8.79% effective tax rate, which was the Company’s assumed effective tax rate for fiscal 2022 as of March 31, 2022.

Note on non-GAAP financial information: The Company uses non-GAAP measures of adjusted income from operations and net income, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company’s management believes that non-GAAP results provide useful information to the Company’s board of directors, management and investors as these non-GAAP results exclude certain expenses that management believes are not indicative of the Company’s core operating results and can be impacted by factors beyond management’s direct control, such as the market price of the Company’s Japanese Depositary Shares. These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.

•

In the Tanshin, financial statements denominated in Japanese yen are disclosed as supplementary information. The numbers were translated at 133.53 Japanese yen per U.S. dollar, which was the Telegraphic Transfer Middle Rate as per MUFG Bank, Ltd. (formerly Bank of Mitsubishi UFJ) as of March 31, 2023.

•	In the Tanshin for the year ending December 31, 2023, the Company included a dividend forecast of $0.50 per share.

Audit Procedures:

This Tanshin is not in the scope of audit procedures by the Company’s independent auditors under the Financial Instruments and Exchange Act of Japan. Additionally, as of the date of this Tanshin, audit procedures performed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) in the United States have yet to be completed. The Company’s independent auditors have not compiled or been involved in the preparation of the forecasted financial results for the year ending December 31, 2023. Accordingly, they assume no responsibility for the accuracy or presentation of this information.

Forward-Looking Statements

The Tanshin and this Current Report on Form 8-K include forward-looking statements that involve a number of risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual results may differ from those anticipated or expressed in these forward-looking statements as a result of various factors, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission, and the differences may be material. All statements other than statements of historical facts contained in the Tanshin and this Current Report, including statements regarding the Company’s future results of operations and financial position, financial forecast, strategy and plans, and its expectations for future operations, are forward-looking statements. The words “anticipate”, “believe,” “continue,” “could,” “design,” “estimate,” “forecast,” “intend,” “may,” “plan,” “project,” “will,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the following:

•	the Company’s future financial performance, including its revenue, cost of sales and operating expenses;
•	the Company’s market opportunity and its ability to effectively manage or sustain growth;
•	the Company’s ability to attract and retain end-customers in its current or future target markets;
•	the Company’s ability to continue to develop new technologies and obtain and maintain intellectual property rights protecting such technologies;
•	the Company’s ability to form and expand partnerships with technology partners and consulting partners;
•	the Company’s ability to maintain, protect and enhance its intellectual property;
•	the Company’s ability to successfully defend litigation brought against the Company;
•	new product releases and timing;
•	anticipated trends, key factors and challenges in its business and the competition that it faces;
•	the effect of the COVID-19 pandemic on the Company’s business and the success of any measures it has taken or may take in the future in response thereto;
•	laws and regulations applicable to the Company’s business, including the expected impact of restrictions to be imposed by trade regulations;
•	the impact of global shortages in manufacturing capacities;
•	the Company’s liquidity and working capital requirements; and
•	the Company’s expectations regarding future expenses and investments.

In light of these risks, uncertainties and assumptions the forward-looking events and circumstances discussed in the Tanshin and this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by the Company in the Tanshin and this Current Report speaks only as of the date on which it is made. The Company does not intend to update any of these forward-looking statements after the date of the Tanshin and this Current Report, except as required by law.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: May 12, 2023	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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